                                                        EXHIBIT 15

Board of Directors and Shareholders
Provident Companies, Inc.



We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108 and Form S-8 No. 33-62231)
pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Option Plan of 1994 and the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995 and in the Registration Statements (Form S-3 No. 333-17849 and Form S-3 No. 333-25009) of our report dated May 12, 1998 relating to the unaudited condensed consolidated interim financial statements of Provident Companies, Inc. which is included in its Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                       ERNST & YOUNG LLP



Chattanooga, Tennessee
May 12, 1998